Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to Amended and Restated Credit Agreement (“Amendment”) is made as of March 25, 2015 (“Amendment No. 1 Effective Date”) among MANITEX INTERNATIONAL, INC., a Michigan corporation, MANITEX, INC., a Texas corporation, MANITEX SABRE, INC., a Michigan corporation, BADGER EQUIPMENT COMPANY, a Minnesota corporation, and MANITEX LOAD KING, INC., a Michigan corporation (each, individually a “US Borrower,” and collectively the “US Borrowers”) and MANITEX LIFTKING, ULC, an Alberta company (the “Canadian Borrower” and, together with the US Borrowers, the “Borrowers” and each individually, a “Borrower”) and the other Credit Parties (as defined in the Credit Agreement, defined below) and COMERICA BANK, a Texas banking association (in its individual capacity, “Comerica”), as US Agent, US Swing Line Lender, US Issuing Lender and a US Lender, COMERICA BANK, a Texas banking association and authorized foreign bank under the Bank Act (Canada), through its Toronto branch (in its individual capacity, “Comerica Canada”) as Canadian Agent, Canadian Swing Line Lender, Canadian Issuing Lender and a Canadian Lender, FIFTH THIRD BANK, an Ohio banking corporation, as a US Lender, (Canadian Lender, Canadian Swing Line Lender, US Lenders and US Swing Line Lender are sometimes referred to herein collectively as the “Lenders”).

PRELIMINARY STATEMENT

The Borrowers, the Credit Parties, US Agent, Canadian Agent and the Lenders entered into that certain Amended and Restated Credit Agreement dated January 9, 2015 (the “Credit Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by the US Agent, Canadian Agent and Lenders to Borrowers (“Obligations”).

Borrowers, US Agent, Canadian Agent and the Lenders have agreed to amend the terms of the Credit Agreement as provided in this Amendment.

AGREEMENT

1. Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Credit Agreement.

2. Amendment.

2.1 The following terms and their respective definitions are hereby added to Section 1.1 of the Credit Agreement in their respective alphabetical order:

“BA-based Rate” shall mean a per annum interest rate which is equal to the sum of (a) the Applicable Margin, plus (b) the BA Rate.

“BA-based Rate Advance” shall mean an Advance which bears interest at the BA-based Rate.

“BA Rate” shall mean, in respect of any Contract Period, the greater of (a) zero percent (0%), or (b) the rate per annum determined by Canadian Agent by reference to the average rate quoted on the Reuters Screen CDOR Page (or such other Page as may replace such Page on such Screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances) applicable to Canadian Dollar bankers’ acceptances with a term comparable to such Contract Period, plus 0.10% as of 10:00 a.m. (Toronto, Ontario time) on the first day of such Contract Period. If for any reason the Reuters Monitor Screen rates are unavailable, BA Rate means the rate of interest determined by Canadian Agent which is equal to the arithmetic mean (rounded to the nearest basis point) of the rates quoted by Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce in respect of Canadian Dollar bankers’ acceptances with a term comparable to such Contract Period, plus 0.10% as of 10:00 a.m. (Toronto, Ontario time) on the first day of such Contract Period.

“Contract Period” means, with respect to a BA-based Rate Advance, a period selected by Canadian Borrower as being a period of approximately one (1) month, two (2) months or three (3) months, commencing on the date which the BA-based Rate Advance is made and ending on a Business Day; provided that the term of a Contract period in respect of BA-based Rate Advances shall not extend beyond the Canadian Revolving Credit Maturity Date.

“Reuters Screen CDOR Page” means the display designated as page CDOR on the Reuters Moniter Money Rates Service or other page as may, from time to time, replace that page on that service for the purpose of displaying bid quotations for bankers’ acceptances accepted by leading Canadian banks.

2.2 The following terms and their respective definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Advance(s)” shall mean, as the context may indicate, (a) with respect to US Borrowers, a borrowing requested by a US Borrower, and made by the US Revolving Credit Lenders under Section 2.1 hereof, the Term Loan Lenders under Section 4.1 hereof, or the US Swing Line Lender under Section 2.5 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3, 2.5 or 4.4 hereof, and any advance deemed to have been made in respect of a US Letter of Credit under Section 3.6.1(c) hereof, and shall include, as applicable, a Eurodollar-based Advance, a US Base Rate Advance and a Quoted Rate Advance, and (b) with respect to the Canadian Borrower, a borrowing requested by the Canadian Borrower, and made by the Canadian Revolving Credit Lenders under Section 2.A.1 hereof, or the Canadian Swing Line Lender under Section 2.A.5 hereof, including without limitation any readvance or refunding of such borrowing pursuant to Section 2.A.3 hereof, and any advance deemed to have been made in respect of a Canadian Letter of Credit under Section 3.6.2(c) hereof and shall include, as applicable, for Advances in Canadian Dollars, Canadian Prime-based Advances and BA-based Rate Advances and for Advances in US Dollars, US Prime-based Advances and Eurodollar-based Advances.

“Applicable Interest Rate” shall mean, (a) with respect to the US Borrowers, (i) for each US Revolving Credit Advance and Term Loan Advance, the Eurodollar-based Rate or the US Base Rate, and (ii) for each US Swing Line Advance, the US Base Rate or, if made available to the US Borrowers by the US Swing Line Lender at its option, the Quoted Rate, in each case as selected by the US Borrowers from time to time subject to the terms and conditions of this Agreement, and (b) with respect to the Canadian Borrower, for each Canadian Revolving Credit Advance, (i) outstanding in US Dollars, the Eurodollar-based Rate or the US Prime-based Rate, and (ii) outstanding in Canadian Dollars, the BA-based Rate or the Canadian Prime-based Rate, and (iii) for each Canadian Swing Line Advance, outstanding in Canadian Dollars, the Canadian Prime-based Rate and outstanding in US Dollars, the US Prime-based Rate, subject to the terms and conditions of this Agreement.

“Canadian Revolving Credit Advance” shall mean a borrowing requested by Canadian Borrower and made by the Canadian Revolving Credit Lenders under Section 2.A.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.A.3 hereof and any deemed disbursement of an Advance in respect of a Canadian Letter of Credit under Section 3.6.2 hereof, and may include, subject to the terms hereof, Canadian Dollar BA-based Rate Advances and Canadian Prime-based Advances and US Dollar Eurodollar-based Advances and US Prime-based Advances.

“US Prime Rate” shall mean (i) the per annum rate of interest announced by US Agent, at its main office from time to time as its “prime rate” then in effect for determining interest rates on US Dollar denominated commercial loans made by it in the United States (with respect to Advances to US Borrowers) and (ii) the per annum rate of interest announced by the Canadian Agent, at its main office from time to time as its “prime rate” then in effect for determining interest rates on US Dollar denominated commercial loans made by it in Canada (with respect to Advances made to the Canadian Borrower), it being acknowledged that such announced rates may not necessarily be the lowest rate charged by the applicable Agent to any of its customers and which US Prime Rate shall change simultaneously with any change in the announced rate.

2.3 Paragraph (c) in Section 2.A.2 is hereby amended and restated in its entirety as follows:

“(c) The Canadian Agent shall maintain the Register pursuant to Section 13.8(g), and a subaccount therein for each Canadian Revolving Credit Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount and currency of each Canadian Revolving Credit Advance made hereunder, the type thereof and each Contract Period applicable to any BA-based Rate Advance, (ii) the amount and currency of any principal or interest due and payable or to become due and payable from Canadian Borrower to each Canadian Revolving Credit Lender hereunder in respect of the Canadian Revolving Credit Advances, and (iii) the amount and currency of any sum received by the Canadian Agent hereunder from the Canadian Borrower in respect of the Canadian Revolving Credit Advances and each Revolving Credit Lender’s share thereof.”

2.4 Section 2.A.3 is hereby amended and restated in its entirety as follows:

“2.A.3 Requests for and Refundings of Advances. The Canadian Borrower may request an Advance of the Canadian Revolving Credit or a refund of any Canadian Revolving Credit Advance in the same type of Advance only by delivery to the Canadian Agent of a Request for Canadian Revolving Credit Advance executed by an Authorized Signer for the Canadian Borrower, subject to the following:

(a) each such Request for Canadian Revolving Credit Advance shall set forth the information required on the Request for Canadian Revolving Credit Advance, including without limitation:

(i) the proposed date of such Canadian Revolving Credit Advance (or the refunding of an outstanding Canadian Revolving Credit Advance), which must be a Business Day;

(ii) whether such Advance is a new Canadian Revolving Credit Advance or a refunding of an outstanding Canadian Revolving Credit Advance;

(iii) if such Canadian Revolving Credit Advance is a US Dollar Advance whether such Canadian Revolving Credit Advance is to be a US Prime-based Advance or a Eurodollar Advance, and except in the case of a US Prime-based Rate, the first

Eurodollar Interest Period applicable thereto, provided, however, that the initial Canadian Revolving Credit Advance in US Dollars made under this Agreement shall be a US Prime-based Advance in US Dollars made under this Agreement shall be a US Base Rate Advance, which may then be converted into a Eurodollar Advance in compliance with this Agreement; and

(iv) if such Canadian Revolving Credit Advance is a Canadian Dollar Advance, whether such Canadian Revolving Credit Advance is to be a Canadian Prime-based Advance or a BA-based Rate Advance, and, except in the case of a Canadian Prime-based Advance, the first Contract Period applicable thereto, provided, however, that the initial Canadian Revolving Credit Advance in Canadian Dollars made under this Agreement shall be a Canadian Prime-based Advance, which may be converted into a BA-based Rate Advance in compliance with this Agreement;

(b) each such Request for Canadian Revolving Credit Advance shall be delivered to Canadian Agent by 12:00 p.m. (Detroit, Michigan time) three (3) Business Days prior to the proposed date of the Canadian Revolving Credit Advance, except in the case of a Canadian Prime-based Advance or a US Base Rate Advance for which the Request for Canadian Revolving Credit Advance must be delivered by 12:00 p.m. (Detroit, Michigan time) on the proposed date for such Canadian Revolving Credit Advance;

(c) on the proposed date of such Canadian Revolving Credit Advance, the sum of (x) the aggregate principal amount of all Canadian Revolving Credit Advances and Canadian Swing Line Advances outstanding on such date (including, without duplication) the Advances that are deemed to be disbursed by the Canadian Agent under Section 3.6.2(c) hereof in respect of the Canadian Reimbursement Obligations hereunder, plus (y) the Canadian Letter of Credit Obligations as of such date, in each case after giving effect to all outstanding requests for Canadian Revolving Credit Advances and Canadian Swing Line Advances and for the issuance of any Canadian Letters of Credit, shall not exceed the lesser of (i) the Canadian Revolving Credit Aggregate Commitment and (ii) the then applicable Canadian Borrowing Base;

(d) in the case of a Canadian Prime-based Advance or a US Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least US$100,000, or the Equivalent Amount in Canadian Dollars, as applicable, or the remainder available under the Canadian Revolving Credit Aggregate Commitment if less than US$100,000;

(e) in the case of a Eurodollar -based Advance the principal amount of such Advance, plus the amount of any other outstanding Canadian Revolving Credit Advance to be then combined therewith having the same Eurodollar-Interest Period, shall be at least US$1,000,000 (or a larger integral multiple of US$100,000) or the remainder available under the Canadian Revolving Credit Aggregate Commitment if less than US$1,000,000 and at any one time there shall not be in effect more than three (3) different Eurodollar-Interest Periods;

(f) in the case of a BA-based Rate Advance the principal amount of such Advance, plus the amount of any other outstanding Canadian Revolving Credit Advance to be then combined therewith having the same Contract Period shall be at least CA$1,000,000 (or a larger integral multiple of CA$100,000) or the remainder available under the Canadian Revolving Credit Aggregate Commitment if less than CA$1,000,000 and at any one time there shall not be in effect more than three (3) different Contract Periods;

(g) an Advance outstanding in one currency cannot be converted to an Advance in another currency; and

(h) a Request for Canadian Revolving Credit Advance, once delivered to the Canadian Agent, shall not be revocable by the Canadian Borrower and shall constitute a certification by the Canadian Borrower as of the date thereof that:

(i) all conditions to the making of Canadian Revolving Credit Advances set forth in this Agreement have been satisfied (including, without limitation, the delivery of the Canadian Borrowing Base Certificate as required in accordance with Section 7.2(b) hereof), and shall remain satisfied to the date of such Canadian Revolving Credit Advance (both before and immediately after giving effect to such Canadian Revolving Credit Advance);

(ii) there is no Default or Event of Default in existence, and none will exist upon the making of such Canadian Revolving Credit Advance (both before and immediately after giving effect to such Canadian Revolving Credit Advance); and

(iii) the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the date of the making of such Canadian Revolving Credit Advance (both before and immediately after giving effect to such Canadian Revolving Credit Advance), other than any representation or warranty that expressly speaks only as of a different date;

The Canadian Agent, acting on behalf of the Canadian Revolving Credit Lenders, may also, at its option, lend under this Section 2.A.3 upon the telephone or email request of an Authorized Signer of the Canadian Borrower to make such requests and, in the event the Canadian Agent, acting on behalf of the Canadian Revolving Credit Lenders, makes any such Advance upon a telephone or email request, an Authorized Signer shall fax or deliver by electronic file to the Canadian Agent, on the same day as such telephone or email request, an executed Request for Canadian Revolving Credit Advance. The Canadian Borrower hereby authorizes the Canadian Agent to disburse Advances under this Section 2.A.3 pursuant to the telephone or email instructions of any person purporting to be an Authorized Signer. Notwithstanding the foregoing, the Canadian Borrower acknowledges that the Canadian Borrower shall bear all risk of loss resulting from disbursements made upon any telephone or email request. Each telephone or email request for an Advance from an Authorized Signer for the Canadian Borrower shall constitute a certification of the matters set forth in the Request for Canadian Revolving Credit Advance form as of the date of such requested Advance.”

2.5 Paragraph (a) of Section 2.A.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Upon receiving any Request for Canadian Revolving Credit Advance from the Canadian Borrower under Section 2.A.3 hereof, the Canadian Agent shall promptly notify each Canadian Revolving Credit Lender by wire, email, facsimile or telephone (confirmed by wire, email or facsimile) of the amount and currency of such Advance being requested and the date such Canadian Revolving Credit Advance is to be made by each Canadian Revolving Credit Lender in an amount equal to its Canadian Revolving Credit Percentage of such Advance. Unless such Canadian Revolving Credit Lender’s commitment to make Canadian Revolving Credit Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each such Canadian Revolving Credit Lender shall make available the amount of its Canadian Revolving Credit Percentage of each Canadian Revolving Credit Advance in immediately available funds to Canadian Agent, as follows:

(i) for US Prime-based Advances and Canadian Prime-based Advances, to the Canadian Borrower, at the Canadian Agent’s Office, not later than 1:00 p.m. (Detroit time) on the date of such Advance;

(ii) for Eurodollar-based Advances to the Canadian Borrower, at Agent’s Correspondent for the account of the Eurodollar Lending Office of Agent, not later than 12:00 p.m. (the time of Agent’s Correspondent) on the date of such Eurodollar-based Advance; and

(iii) for BA-based Rate Advances, to the Canadian Borrower, at Canadian Agent’s Toronto Office, not later than 12:00 p.m. (Detroit time) on the date of such BA-based Rate Advance.”

2.6 Paragraph (b) of Section 2.A.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Subject to submission of an executed Request for Canadian Revolving Credit Advance by Canadian Borrower without exceptions noted in the compliance certification therein, Canadian Agent shall make available to Canadian Borrower the aggregate of the amounts so received by it from the Canadian Revolving Credit Lenders in like funds and currencies:

(i) for US Prime-based Advances and Canadian Prime-based Advances to the Canadian Borrower, not later than 1:00 p.m. (Detroit, Michigan time) on the date of such Canadian Revolving Credit Advance, by credit to an account of the Canadian Borrower maintained with the Canadian Agent or to such other account or third party as the Canadian Borrower may reasonably direct in writing, provided such direction is timely given;

(ii) for Eurodollar-based Advances, not later than 4:00 p.m. (the time of the Agent’s Correspondent) on the date of such Canadian Revolving Credit Advance, by credit to an account of the Canadian Borrower maintained with the Agent’s Correspondent or to such other account or third party as the Canadian Borrower may direct, provided such direction is timely given; and

(iii) for BA-based Rate Advances, not later than 4:00 p.m. (Detroit, time) on the date of such Canadian Revolving Credit Advance, by credit to an account of the Canadian Borrower maintained with the Canadian Agent or to such other account or third party as the Canadian Borrower may reasonably direct in writing, provided such direction is timely given.”

2.7 Section 2.A.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.A.6. Interest Payments; Default Interest.

(a) Interest on the unpaid balance of all Canadian Prime-based Advances and all US Prime-based Advances of the Canadian Revolving Credit and the Canadian Swing Line from time to time outstanding shall accrue from the date of such Advance to the date repaid, at a per annum interest rate equal to the Canadian Prime-based Rate, in the case of Canadian Prime-based Advances and Canadian Swing Line Advances outstanding in Canadian Dollars and the US Prime-based Rate, in the case of US Prime-based Advances and Canadian Swing Line Advances outstanding in US Dollars, and shall be payable in immediately available funds quarterly in arrears commencing on April 1, 2015, and on the first day of each July, October, January and April thereafter. Whenever any payment under this Section 2.A.6(a) shall become due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Interest accruing at the Canadian Prime-based Rate and/or the US Prime-based Rate shall be computed on the basis of a 365 day year (366 day year in a leap year) and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Canadian Prime Rate and/or the US Prime Referenced Rate on the date of such change in the Canadian Prime Rate and/or the US Prime Referenced Rate, as applicable.

(b) Interest on each Eurodollar-based Advance of the Canadian Revolving Credit shall accrue at its Eurodollar-based Rate and shall be payable in immediately available funds on the last day of the Eurodollar-Interest Period applicable thereto (and, if any Eurodollar-Interest Period shall exceed three months, then on the last Business Day of the third month of such Eurodollar-Interest Period, and at three month intervals thereafter). Interest accruing at the Eurodollar-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Eurodollar-Interest Period applicable thereto to but not including the last day thereof.

(c) Interest on each BA-based Rate Advance of the Canadian Revolving Credit shall accrue at its BA-based Rate and shall be payable in immediately available funds on the last day of the Contract Period applicable thereto (and, if any Contract Period shall exceed three months, then on the last Business Day of the third month of such Contract Period, and at three month intervals thereafter). Interest accruing at the BA-based Rate shall be computed on the basis of a 365 day year and assessed for the actual number of days elapsed from the first day of the Contract Period applicable thereto to but not including the last day thereof.

(d) Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Canadian Revolving Credit Advance refunded or converted pursuant to Section 2.A.3 hereof and any Canadian Swing Line Advance refunded pursuant to Section 2.A.5(e) hereof, shall be due and payable in full on the date such Advance is refunded or converted.

(e) In the case of any Event of Default under Section 9.1(i), immediately upon the occurrence thereof, and in the case of any other Event of Default, immediately upon receipt by the Canadian Agent of notice from the Majority Canadian Revolving Credit Lenders requesting default interest rates (as described in this paragraph), interest shall be payable on demand on all Canadian Revolving Credit Advances and Canadian Swing Line Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate in respect of each such Advance plus, in the case of Eurodollar-based Advances and BA-based Advances, three percent (3%) for the remainder of the then existing Eurodollar-Interest Period or Contract Period, and at all other times as applicable, and for all Canadian Prime-based Advances or US Prime-based Advances from time to time outstanding at a per annum rate equal to the Canadian Prime-based Rate or the US Prime-based Rate, as applicable, plus three percent (3%).”

2.8 Paragraph (a) in Section 2.A.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) (i) The Canadian Borrower may prepay all or part of the outstanding principal of any Canadian Prime-based Advance or any US Prime-based Advance of the Canadian Revolving Credit at any time, provided that, unless the “Sweep to Loan” system shall be in effect in respect of the Canadian Revolving Credit, after giving effect to any partial prepayment, the aggregate balance of Canadian Prime-based Advance(s) or any US Prime-based Advance(s) of the Canadian Revolving Credit remaining outstanding shall be at least US$250,000 or the Equivalent Amount in Canadian Dollars; and (ii) subject to Section 2.A.10(c) hereof, Canadian Borrower may prepay all or part of the outstanding principal of any Eurodollar-based Advance or BA-based Rate Advance of the Canadian Revolving Credit at any time (subject to not less than five (5) Business Days’ notice to Canadian Agent), together with accrued interest on such prepaid amount, provided that, after giving effect to any partial prepayment, the unpaid portion of such Advance which is to be refunded or converted under Section 2.A.3 hereof shall be at least US$250,000 or the Equivalent Amount in Canadian Dollars.”

2.9 Section 2.A.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.A.9. Mandatory Repayment of Canadian Revolving Credit Advances.

(a) If at any time and for any reason the aggregate outstanding principal amount of Canadian Revolving Credit Advances plus Canadian Swing Line Advances, plus the outstanding Canadian Letter of Credit Obligations, shall exceed the lesser of (i) the Canadian Revolving Credit Aggregate Commitment (or 103% Canadian Revolving Credit Aggregate Commitment then in effect solely to the extent due to currency fluctuation), and (ii) the then applicable Canadian Borrowing Base, the Canadian Borrower shall immediately reduce any pending request for a Canadian Revolving Credit Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, repay any Canadian Revolving Credit Advances and Canadian Swing Line Advances in an amount equal to the lesser of the outstanding amount of such Advances and the amount of such remaining excess, with such amounts to be applied between the Canadian Revolving Credit Advances and Canadian Swing Line Advances as determined by the Canadian Agent and then, to the extent that any excess remains after payment in full of all Canadian Revolving Credit Advances and Canadian Swing Line Advances, to provide cash collateral in support of any Canadian Letter of Credit Obligations in an amount equal to the lesser of (x) 105% the amount of such Canadian Letter of Credit Obligations and (y) the amount of such remaining excess, with such cash collateral to be provided on terms satisfactory to the Canadian Agent. Canadian Borrower acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 11.1 hereof. Any payments made pursuant to this Section shall be applied first to outstanding Canadian Prime-based Advances and US Prime-based Advances under the Canadian Revolving Credit, next to Canadian Swing Line Advances and then to BA-based Rate Advances and Eurodollar-based Advances of the Canadian Revolving Credit.

(b) Upon the payment in full of the Term Loan and the US Revolving Credit, any prepayments required to be made on the Term Loan pursuant to Sections 4.8(a), (b), (c) and (d) of this Agreement shall instead be applied to prepay any amounts outstanding under the Canadian Revolving Credit, without resulting in a permanent reduction in the Canadian Revolving Credit Aggregate Commitment. Subject to Section 10.2 hereof, any payments made pursuant to this Section shall be applied (i) with respect to US Dollar prepayments, first to US Prime-based Advances under the Canadian Revolving Credit, next to Canadian Swing Line Advances carried at the US Prime-based Rate and then to Eurodollar-based Advances, and (ii) next following conversion of the prepayment amounts from US Dollars to Canadian Dollars at the then current currency conversion rate, to Canadian Prime-based Advances under the Canadian Revolving Credit, next to Canadian Swing Line Advances carried at the Canadian Prime-based Rate and then to BA-based Rate Advances under the Canadian Revolving Credit. If any amounts remain thereafter, a portion of such prepayment equivalent to the undrawn amount of any outstanding Canadian Letters of Credit shall be held by Canadian Issuing Lender as cash collateral for the Canadian Reimbursement Obligations, with any additional prepayment monies being applied to any Fees, costs or expenses due and outstanding under this Agreement.”

2.10 Section 2.A.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.A.10. Optional Reduction or Termination of Canadian Revolving Credit Aggregate Commitment. The Canadian Borrower may, upon at least five (5) Business Days’ prior written notice to the Canadian Agent, permanently reduce the Canadian Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Canadian Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to One Million US Dollars (US$1,000,000) or the Equivalent Amount in Canadian Dollars, or a larger integral multiple of One Hundred Thousand US Dollars (US$100,000), or the Equivalent Amount in Canadian Dollars; (ii) each reduction shall be accompanied by the payment of the Canadian Revolving Credit Facility Fee, if any, accrued and unpaid to the date of such reduction; (iii) the Canadian Borrower shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Canadian Revolving Credit Advances and Canadian Swing Line Advances (including, without duplication, any deemed Advances made under Section 3.6.2 hereof) outstanding hereunder, plus the Canadian Letter of Credit Obligations, exceeds the amount of the then applicable Canadian Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment; (iv) no reduction shall reduce the Canadian Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Canadian Letters of Credit outstanding at such time; and (v) no such reduction shall reduce the Canadian Swing Line Maximum Amount unless the Canadian Borrower so elects, provided that the Canadian Swing Line Maximum Amount shall at no time be greater than the Canadian Revolving Credit Aggregate Commitment; provided, however that if the termination or reduction of the Canadian Revolving Credit Aggregate Commitment requires the prepayment of a BA-based Rate Advance or Eurodollar-based Advance and such termination or reduction is made on a day other than the last Business Day of the then current Contract Period applicable to such BA-based Rate Advance or Eurodollar-Interest Period, applicable to such Eurodollar-based Advance, as applicable, then, pursuant to Section 11.1, Canadian Borrower shall compensate the Canadian

Revolving Credit Lenders and/or the Canadian Swing Line Lender for any losses. Reductions of the Canadian Revolving Credit Aggregate Commitment and any accompanying prepayments of Advances of the Canadian Revolving Credit shall be distributed by the Canadian Agent to each Canadian Revolving Credit Lender in accordance with its Canadian Revolving Credit Percentage thereof, and will not be available for reinstatement by or readvance to the Canadian Borrower, and any accompanying prepayments of Advances of the Canadian Swing Line shall be distributed by the Canadian Agent to the Canadian Swing Line Lender and will not be available for reinstatement by or readvance to the Canadian Borrower. Any reductions of the Canadian Revolving Credit Aggregate Commitment hereunder shall reduce each Canadian Revolving Credit Lender’s portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to Advances under the Canadian Revolving Credit, and then to Canadian Swing Line Advances. Payments received by the Canadian Agent pursuant to this Section shall be applied to the Advances outstanding the currency received, that is if a Canadian Dollar payment is received it shall be applied to Canadian Prime-based Advances in the order described in this Section and if a US Dollar payment is received it shall be applied to US Prime-based Advances in the order described in this Section.”

2.11 The following Section 2.A.12 is hereby added to the Credit Agreement immediately following Section 2.A.11 of the Credit Agreement:

“2.A.12 Canadian Prime-based / US Base Rate Advances in Absence of Election or Upon Default. If, (a) as to any outstanding BA-based Rate Advance or Eurodollar-based Advance of the Canadian Revolving Credit, Canadian Agent has not received payment of all outstanding principal and accrued interest on the last day of the Contract Period or Eurodollar-Interest Period, applicable thereto, or does not receive a timely Request for Canadian Revolving Credit Advance meeting the requirements of Section 2.A.3 or 2.A.5 hereof with respect to the refunding or conversion of such Advance, or (b) if on the last day of the Contract Period or Eurodollar-Interest Period, applicable thereto, a Default or an Event of Default shall have occurred and be continuing, then, on the last day of the Contract Period or Eurodollar-Interest Period, applicable thereto, the principal amount of any BA-based Rate Advance or Eurodollar-based Advance, as the case may be, which has not been prepaid shall, absent a contrary election of the Majority Canadian Revolving Credit Lenders, be converted automatically to a Canadian Prime-based Advance or a US Prime-based Advance, respectively, and Canadian Agent shall thereafter promptly notify Canadian Borrower of said action. All accrued and unpaid interest on any Advance converted to a Canadian Prime-based Advance or a US Prime-based Advance, under this Section 2.A.12 shall be due and payable in full on the date such Advance is converted.”

2.12 Paragraph (c) of Section 10.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Subject to the definitions of “Contract Period” and “Interest Period” in Section 1.1 of this Agreement, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.”

2.13 Section 12.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“12.15 No Reliance on the Agents’ Customer Identification Program.

(a) Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on an Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrowers or any of their Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (i) any identification verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under the CIP Regulations, the Proceeds of Crime (Money Laundering) and Terrorist Financing Regulations, the Proceeds of Crime (Money Laundering) and Terrorist Financing Suspicious Transaction Reporting Regulations, the Cross-border Currency and Monetary Instruments Reporting Regulations or such other laws.

(b) Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an Affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the applicable Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations or the Bank Act (Canada): (x) within 10 days after the Effective Date, and (y) at such other times as are required under the USA Patriot Act.”

2.14 Annex I (Applicable Margin Grid) to the Credit Agreement is hereby deleted and replaced in its entirety with Annex I attached hereto.

2.15 Exhibit A-2 (Form of Request for Canadian Revolving Credit Advance) to the Credit Agreement is hereby deleted and replaced in its entirety with Exhibit A-2 attached hereto.

3. Consent. Notwithstanding paragraph (b) of Section 4.7 (Optional Prepayment of Term Loan) of the Credit Agreement, US Agents and the Term Loan Lenders hereby consent to Borrowers’ one-time US$2,000,000 prepayment, on or before April 1, 2015, of the principal installments of the Term Loan that pursuant to Section 4.3(a) would be due on April 1, 2015, July 1, 2015, October 1, 2015 and January 1, 2016. All other terms and conditions set forth in the Credit Agreement applicable to principal prepayments remain in full force and effect, including but not limited to paragraph (a) of Section 4.7 of the Credit Agreement. This consent is not a waiver of or consent to any other event, condition, transaction, act or omission whether related or unrelated to any payment or prepayment of the Term Loan. Borrowers’ Consolidated Fixed Charges and Excess Cash Flow for the quarters ending March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015 shall be calculated assuming the Term Loan was paid in accordance with Section 4.3(a).

4. Representations and Warranties. The Borrowers represent, warrant, and agree that:

(a) Except as expressly modified in this Amendment or as otherwise provided in writing by Borrowers to Lenders, the representations, warranties, and covenants set forth in the Credit Agreement and in each related document, agreement, and instrument remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date.

(b) When executed, the Agreement, as amended by this Amendment will continue to constitute a duly authorized, legal, valid, and binding obligation of the Borrowers enforceable in accordance with its terms. The Credit Agreement, as amended, along with each related document, agreement and instrument, is ratified and confirmed and shall remain in full force and effect and the Credit Parties further represent and warrant that they have taken all actions necessary to authorize the execution and performance of such documents.

(c) There is no Default or Event of Default existing under the Credit Agreement, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

(d) As applicable to each such Credit Party, the articles of incorporation, articles of formation, articles of amalgamation, bylaws, operating agreements and resolutions and incumbency certificates of the Borrowers and the Guarantors delivered to US Agent and Canadian Agent as of the Amendment No. 1 Effective Date and/or in connection the Prior Credit Agreement, have not been repealed, amended or modified since the date of delivery thereof and that same remain in full force and effect.

5. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

6. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the laws of the State of Michigan without regard to principles of conflicts of law.

7. No Defenses. The Credit Parties acknowledge, confirm, and warrant to US Agent, Canadian Agent and the Lenders that as of the date hereof the Credit Parties have absolutely no defenses, claims, rights of set-off, or counterclaims against US Agent, Canadian Agent and the Lenders under, arising out of, or in connection with, this Amendment, the Credit Agreement, the Loan Documents and/or the individual advances under the Obligations, or against any of the indebtedness evidenced or secured thereby.

8. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Credit Agreement and the Loan Documents and agree that they remain in full force and effect.

9. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by the Credit Parties and the Lenders. In executing this Amendment, the Credit Parties are not relying on any promise or commitment of US Agent, Canadian Agent and/or the Lenders that is not in writing signed by the applicable Agent and/or the Lenders.

10. Acknowledgment and Consent of Guarantors. Each of the US Credit Parties has guaranteed the payment and performance of the Obligations by Borrowers pursuant to Guaranty dated August 19, 2013 (the “Guaranty”) and with respect to North American Distribution, Inc. and North American Equipment, Inc. by way of joinder dated as of even date herewith (“Joinder Agreement”). Each of the Guarantors, by signing below, acknowledges and consents to the execution, delivery and performance of this Amendment, and agrees that the Guaranty and Joinder Agreement, as applicable, remains in full force and effect. Each of the Guarantors further represents that it is in compliance with all of the terms and conditions of its Guaranty or as applicable its Joinder Agreement.

11. Expenses. Borrowers shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of US Agent, Canadian Agent and the Lenders incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

12. Effectiveness and Counterparts. This Amendment may be executed in as many counterparts as US Agent, Canadian Agent, the Lenders and the Borrowers deem convenient, and shall become effective upon delivery to US Agent and Canadian Agent of: (i) all executed counterparts hereof from the Lenders and from Borrowers and each of the Guarantors; (ii) the documents listed on the Closing Checklist attached hereto as Exhibit A; and (iii) any other documents or items which US Agent or Canadian Agent may require to carry out the terms hereof.

[Signature Pages Follow]

This Amendment No. 1 to Amended and Restated Credit Agreement is executed and delivered on the Amendment No. 1 Effective Date.

MANITEX INTERNATIONAL, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	President

MANITEX, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	President

MANITEX SABRE, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	President

BADGER EQUIPMENT COMPANY

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	President

MANITEX LOAD KING, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	President

MANITEX LOAD KING, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	President

[Signature Page – Comerica Bank]

COMERICA BANK

By:	/s/ James Q. Goudie, III
James Q. Goudie, III
Its:	Vice President

COMERICA BANK, as US Lender, as US
Issuing Lender, and as US Swing Line Lender

By:	/s/ James Q. Goudie, III
James Q. Goudie, III
Its:	Vice President

COMERICA BANK, as Canadian Agent

By:	/s/ Prashant Prakash
Prashant Prakash
Its:	Portfolio Risk Manager

COMERICA BANK, as Canadian Lender,
As Canadian Issuing Lender, and as Canadian
Swing Line Lender

By:	/s/ Prashant Prakash
Prashant Prakash
Its:	Portfolio Risk Manager

[Signature Page – US Lender]

FIFTH THIRD BANK, as US Lender

By:	/s/ Matthew Berman
Matthew Berman
Its:	Assistant Vice President

[Signature Page – Canadian Lender]

FIFTH THIRD BANK, as Canadian Lender

By:	/s/ Ramin Ganjavi
Ramin Ganjavi
Its:	Director

[Signature Page Guarantors]

GUARANTORS:
MANITEX INTERNATIONAL, INC.		MANITEX, INC.

By:	/s/ Andrew M. Rooke	By:	/s/ Andrew M. Rooke
	Andrew M. Rooke		Andrew M. Rooke
Its:	President	Its:	President

MANITEX SABRE, INC.		BADGER EQUIPMENT COMPANY

By:	/s/ Andrew M. Rooke	By:	/s/ Andrew M. Rooke
	Andrew M. Rooke		Andrew M. Rooke
Its:	President	Its:	President

MANITEX LOAD KING, INC.		LIFTKING, INC.

By:	/s/ Andrew M. Rooke	By:	/s/ Andrew M. Rooke
	Andrew M. Rooke		Andrew M. Rooke
Its:	President	Its:	President

MANITEX, LLC		NORTH AMERICAN EQUIPMENT, INC.

By:	/s/ Andrew M. Rooke	By:	/s/ Andrew M. Rooke
	Andrew M. Rooke		Andrew M. Rooke
Its:	President	Its:	President

NORTH AMERICAN DISTRIBUTION, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	President

ANNEX I

Applicable Margin Grid

Revolving Credit and Term Loan Facilities

(basis points per annum)

Basis for Pricing	Level I	Level II	Level III	Level IV**	Level V
Consolidated North American Total Debt to Consolidated North American EBITDA Ratio *	<3.00 to 1.00	>3.00 to 1.00 <3.50 to 1.00	>3.50 to 1.00 <4.00 to 1.00	>4.00 to 1.00 <4.50 to 1.00	>4.50 to 1.00
US Revolving Credit Eurodollar Margin	275	300	325	350	400
US Revolving Credit US Base Rate Margin	175	200	225	250	300
US Revolving Credit Facility Fee	37.5	50	50	50	50
US Letter of Credit Fees (exclusive of facing fees)	275	300	325	350	400
Term Loan Eurodollar Margin	325	350	375	400	450
Term Loan US Base Rate Margin	225	250	275	300	350
Canadian Revolving Credit Canadian Prime-based Margin	275	300	325	350	400
Canadian Revolving Credit US Prime-based Margin	175	200	225	250	300
Canadian Revolving Credit Facility Fee	50	50	50	50	50
Canadian BA-based Rate (for Canadian Dollar advances) and Eurodollar Rate (for US Dollar Advances)	275	300	325	350	400
Canadian Letter of Credit Fees (exclusive of facing fees)	275	300	325	350	400

*    Definitions as set forth in the Credit Agreement.    **    Pricing grid level as of January 9, 2015

EXHIBIT “A”

DOCUMENTATION CHECKLIST

US Borrowers:

Manitex International, Inc., a Michigan corporation

Manitex, Inc. a Texas corporation

Manitex Sabre, Inc., a Michigan corporation

Badger Equipment Company, a Minnesota corporation

Manitex Load King, Inc., a Michigan corporation

Canadian Borrower:	Manitex Liftking, ULC, an Alberta corporation

Agent:	Comerica Bank, as US Agent for all Lenders Comerica Bank, as Canadian Agent for all Canadian Lenders

Guarantors:

Liftking, Inc. (with respect to debt of all Borrowers)

Manitex, LLC (with respect to debt of all Borrowers)

All US Borrowers (with respect to debt of Canadian Borrower)

North American Distribution, Inc. (with respect to debt of all Borrowers)

North American Equipment, Inc. (with respect to debt of all Borrowers)

Subordinated Creditors:	Terex Corporation, MI Convert Holdings LLC and Invemed Associates LLC a New York limited liability company

Transaction:	Amendment No. 1 to Amended and Restated Credit Agreement

Closing Date:	March , 2015

I.	LOAN DOCUMENTATION

A.	Loan Documents

1.	Amendment No. 1 to Credit Agreement.

2.	Closing Certificate

3.	Secretary’s Certificate – Manitex, LLC

4.	Amended and Restated Operating Agreement – Manitex, LLC

EXHIBIT A-2

FORM OF REQUEST FOR CANADIAN REVOLVING CREDIT ADVANCE

No. 5280.	Dated: , 20

TO:   Comerica Bank, as Canadian Agent

RE:	Amended and Restated Credit Agreement made as of the 9th day of January, 2015 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among MANITEX LIFTKING, ULC, an Alberta company (the “Canadian Borrower”), MANITEX INTERNATIONAL, INC., a Michigan corporation, MANITEX, INC., a Texas corporation, MANITEX SABRE, INC., a Michigan corporation, BADGER EQUIPMENT COMPANY, a Minnesota corporation and MANITEX LOAD KING, INC., a Michigan corporation, the other Credit Parties (as defined in the Credit Agreement) from time to time party thereto, the financial institutions from time to time signatory thereto, Comerica Bank, a Texas banking association, in its capacity as US Agent (as defined in the Credit Agreement), for and on behalf of the US Lenders (as defined in the Credit Agreement), Comerica Bank, a Texas banking association and authorized foreign bank under the Bank Act (Canada), in its capacity as the Canadian Agent (as defined in the Credit Agreement and referred to herein as the “Canadian Agent”), for and on behalf of the Canadian Lenders (as defined in the Credit Agreement and referred to herein as the “Canadian Lenders”).

Pursuant to the terms and conditions of the Credit Agreement, Canadian Borrower hereby requests a Canadian Revolving Credit Advance from Canadian Lenders, as described herein:

Date of Canadian Revolving Credit Advance:

☐ (check if applicable)

This Canadian Revolving Credit Advance is or includes a whole or partial refunding of:

Advance No(s).

Type of Canadian Revolving Credit Advance (check only one):

☐ Canadian Dollar Advance

        Canadian Prime-based Advance ☐

        BA-based Rate Advance ☐

☐ US Dollar Advance:

        US Prime-based Advance ☐

        Eurodollar-based Advance ☐

Amount of Canadian Revolving Credit Advance:

$

Contract Period (applicable to BA-based Rate Advances)              months

Eurodollar Interest Period (applicable to Eurodollar-based Advances)              months

Disbursement Instructions

☐ Comerica Bank Account No.

☐ Other:

Canadian Borrower certifies to the matters in Section 2.A.3 (f) of the Credit Agreement.

Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

MANITEX LIFTKING, ULC

By:

Its: